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                                 EXHIBIT 21.1

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                      CENTENNIAL HEALTHCARE CORPORATION

              Subsidiaries of Centennial HealthCare Corporation
              -------------------------------------------------

CENTENNIAL HEALTHCARE MANAGEMENT CORPORATION
A Georgia corporation

CENTENNIAL HEALTHCARE PROPERTIES CORPORATION
A Georgia corporation

CENTENNIAL/ASHTON PROPERTIES CORPORATION
A Georgia corporation

CENTENNIAL PROFESSIONAL THERAPY SERVICES CORPORATION
A Georgia corporation

CENTENNIAL ACQUISITION CORPORATION
A Georgia corporation

TRANSITIONAL HEALTH SERVICES, INC.
A Delaware corporation



         Subsidiaries of Centennial HealthCare Properties Corporation
         ------------------------------------------------------------

CENTENNIAL HEALTHCARE INVESTMENT CORPORATION
A Georgia corporation



              Subsidiaries of Centennial Acquisition Corporation
              --------------------------------------------------

CENTENNIAL SERVICE CORPORATION - GRANT PARK
A Georgia corporation

CENTENNIAL SERVICE CORPORATION - MONTCLAIR
A Georgia corporation


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              Subsidiaries of Transitional Health Services, Inc.
              --------------------------------------------------

THS PARTNERS I, INC.
A Delaware corporation

THS PARTNERS II, INC.
A Delaware corporation

PARAGON REHABILITATION, INC.
A Delaware corporation

TRANSITIONAL FINANCIAL SERVICES, INC.
A Delaware corporation